Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-253626 on Form S-1 of our report dated February 26, 2021, relating to the financial statements of Intermedia Cloud Communications, Inc. (formerly Ivy Holding Corp.).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 23, 2021